EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K/A) of Pemstar Inc. of our report dated May 7, 2003, except for Note 18, as to which the date is July 10, 2003 and paragraphs one of Note 7 and three of Note 18, as to which the date is February 10, 2004, included in the 2003 Annual Report to Shareholders, as amended, of PEMSTAR Inc.

Our audits also included the financial statement schedule of Pemstar Inc. listed in Item 15(a). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-44044) pertaining to the Pemstar Inc. 1994 Stock Option Plan, Pemstar Inc. 1995 Stock Option Plan, Pemstar Inc. 1997 Stock Option Plan, Pemstar Inc. 1999 Amended and Restated Stock Option Plan, Pemstar Inc. 2000 Stock Option Plan and 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-3, No. 333-75284) pertaining to Common Stock, Preferred Stock, Debt Securities, Depository Shares, Securities Warrants and Units, the Registration Statement (Form S-8, No. 333-97517) pertaining to the Pemstar Inc. 2000 Employee Stock Purchase Plan and Pemstar Inc. 2002 Stock Option Plan and the Registration Statement (Form S-3/A, No. 333-97511) pertaining to Common Stock, of our report dated May 7, 2003, except for Note 18, as to which the date is July 10, 2003 and paragraphs one of Note 7 and three of Note 18, as to which the date is February 10, 2004, with respect to the consolidated financial statements, as amended, of Pemstar Inc. incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K/A) of Pemstar Inc. for the year ended March 31, 2003.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

February 10, 2004